AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of the 30th day of October, 1998, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 2711 North Haskell Avenue, Suite 2100, LB 21, Dallas, Texas 75204; and BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Black Warrior"), and BOONE WIRELINE CO., INC., an Alabama corporation ("Boone") (Black Warrior and Boone are hereinafter sometimes referred to individually and collectively as the "Borrower"), each with its chief executive office and principal place of business at 3748 Highway 45 North, Columbus, Mississippi 39701. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                             PRELIMINARY STATEMENTS

         A. Borrower and Lender have entered into that certain Loan and Security Agreement, dated March 16, 1998, as amended by that certain First Amendment to Loan and Security Agreement between Borrower and Lender dated April 21, 1998, and as further amended by that certain Second Amendment to Loan and Security Agreement between Borrower and Lender dated June 2, 1998 (collectively, the "Existing Loan Agreement"); and

         B. The parties hereto now desire to amend and restate the Existing Loan Agreement by, among other things: (i) changing the names of the Term Loan, Equipment Loan(s) and the Petro Wireline Term Loan (all as defined in the Existing Loan Agreement) to "Term Loan A", "Term Loan B" and "Term Loan C" respectively; (ii) adding a "Term Loan D" facility in the aggregate amount of up to Six Hundred Thousand Dollars ($600,000); (iii) adding a "Term Loan E" facility in the aggregate amount of up to Six Hundred Thousand Dollars ($600,000); and (iv) amending certain of the other provisions thereof, and in that connection desire to amend and restate the Existing Loan Agreement in its entirety, it being the intention of the parties hereto that the Revolving Credit Loans, the Term Loan, the Equipment Loans and the Petro Wireline Term Loan (all as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement to or for the account of the Borrower on the date hereof shall continue and remain outstanding and not be repaid on the date hereof, and accordingly, the Revolving Credit Loans, Term Loan A, Term Loan B, Term Loan C, Term Loan D and Term Loan E (as all are defined herein) are not in novation or discharge thereof.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties , hereto, intending to be legally bound, agree that the Existing Loan Agreement shall, as of the date hereof, be amended and restated in its entirety, as follows:

SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to Eighteen Million Two Hundred Eight-Four Thousand Nine Hundred Thirty-Six Dollars Seventy-Seven Cents ($18,284,936.77) available upon Borrower's request, as follows:

         1.1      Revolving Credit Loans.

                  1.1.1 Loans and Reserves. On the date hereof, the outstanding balance of the Revolving Credit Loans (as defined in the Existing Loan
Agreement) made by the Lender under the Existing Loan Agreement shall automatically, and without any action on the part of any Person, be deemed to be Revolving Credit Loans hereunder. Lender agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in Section 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (iii) amounts owing by Borrower to any Person to the extent secured by a Lien other than a Permitted Lien on, or trust over, any Property of Borrower; (iv) all amounts of past due rent or other charges owing at such time by Borrower to any landlord of any premises where any of the Collateral is located; (v) real and personal property taxes which are or may become due with respect to any of the Collateral; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder. Borrower hereby acknowledges that the aggregate amount of the reserves established by Lender pursuant to Section 1.1.1 which are in effect as of the date of this Agreement equals $500,000 and that such amount may be increased or decreased by Lender from time to time by such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate.

         1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for Borrower's general operating capital needs (including the payment of accounts payable to trade vendors incurred for Capital Expenditures made for Equipment purchased from such trade vendors prior to the date hereof) in a manner consistent with the provisions of this Agreement and Applicable Law. In no event shall any proceeds of any Revolving Credit Loans be used to: (i) purchase or to carry, reduce, retire or refinance any Indebtedness incurred to purchase or carry any margin  stock  (within  the  meaning of  Regulations  G or U of the  Federal
Reserve Board); or (ii) make Capital Expenditures other than Capital Expenditures made after the date hereof for Equipment acquired after the date hereof which comply with the first and third sentences of Section 8.2.8 hereof.

         1.2      Term Loans.

                  1.2.1 Term Loan A. On the date hereof, the outstanding balance of the Term Loan (as defined in the Existing Loan Agreement) in the principal amount of Eight Million Two Hundred Fifty Thousand Dollars and Five Cents ($8,250,000.05) made by the Lender under the Existing Loan Agreement shall automatically, and without any action on the part of any Person, be deemed to be Term Loan A hereunder and shall be repayable in accordance with the terms of the Term A Note and secured by all of the Collateral. The proceeds of the Term Loan A shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Borrower may not reborrow any amount repaid with respect to the Term Loan A.

          1.2.2 Term Loan B. On the date hereof, the outstanding balance of the Equipment Loans (as defined in the Existing Loan Agreement) in the principal amount of Three Hundred Forty-Four Thousand Nine Hundred Thirty-Six Dollars and Seventy-Two Cents ($344,936.72) held by the Lender under the Existing Loan Agreement shall automatically, and without any action on the part of any Person, be deemed to be Term Loan B hereunder and shall be repayable in accordance with the terms of the Term B Note and secured by all of the Collateral. The proceeds of the Term Loan B, to the extent such proceeds have not already been used, shall be used solely to finance Borrower's purchases of Equipment for use in its business. Borrower may not reborrow any amount repaid with respect to Term Loan B.

          1.2.3 Term Loan C. On the date hereof, the outstanding balance of the Petro Wireline Term Loan (as defined in the Existing Loan Agreement) in the principal amount of Four Hundred Ninety Thousand ($490,000.00) held by the Lender under the Existing Loan Agreement shall automatically, and without any action on the part of any Person, be deemed to be Term Loan C hereunder and shall be repayable in accordance with the terms of the Term C Note and secured by all of the Collateral. The proceeds of the Term Loan C, to the extent such proceeds have not already been used, shall be used solely for the acquisition of assets of Petro Wireline. Borrower may not reborrow any amount repaid with respect to Term Loan C.

          1.2.4 Term Loan D. Lender agrees to make a term loan to Borrower ("Term Loan D") on the Closing Date in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which shall be repayable in accordance with the terms of the Term D Note and shall be secured by all of the Collateral. The proceeds of Term Loan D shall be used to repay Borrower's suppliers for past due amounts owed for goods and/or services, the continued provision of which is essential to Borrower's ability to carry on its business in the ordinary course, and to make interest payments of the Diamondback Seller Note pursuant to Section
8.2.15 hereof. Borrower may not reborrow any amount repaid with respect to Term Loan D. 3

          1.2.5 Term Loan E. Lender agrees, so long as no Default or Event of Default exists, to make a term loan to Borrower ("Term Loan E") in the principal amount of Six Hundred Thousand Dollars ($600,000.00) immediately upon Borrower's satisfaction of all conditions precedent under Sections 9.1 and 9.2 hereof, which date shall be no earlier than the Closing Date. Term Loan E shall be repayable in accordance with the terms of the Term E Note and shall be secured by all of the Collateral. The proceeds of Term Loan E shall be used to repay Borrower's suppliers for past due amounts owed for goods and/or services, the continued provision of which is essential to Borrower's ability to carry on its business in the ordinary course, and to make interest payments of the Diamondback Seller Note pursuant to Section 8.2.15 hereof. Borrower may not reborrow any amount repaid with respect to Term Loan E.

     1.3  Joint and Several Liability; Rights of Contribution.

          (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lender hereunder and a desire of the Borrowers that each Borrower execute and deliver to Lender this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

           (B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and
(iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any one or more of the Borrowers.

           (C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this Section 1.3, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 1.3, (i) grants to and recognizes in each other

Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 1.3. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 1.3 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this Section 1.3, the Borrowers and Lender hereby agree and acknowledge that it is the intent of each Borrower and of Lender that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

     1.4  Structure  of  Credit   Facility.   Each   Borrower   agrees  and
acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lender regarding each Borrower, the corporate structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Lender shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between Borrowers, (ii) establish separate lockbox and dominion accounts for each Borrower, (iii) separate Term Loan A, Term Loan B, Term Loan C, Term Loan D and/or Term Loan E into separate loans to such of the Borrowers as shall be determined by Lender, and (iv) establish such other procedures as shall be reasonably deemed by Lender to be useful in tracking where Loans are made under this Agreement and the source of payments received by Lender on such Loans.

SECTION 2. INTEREST, FEES AND CHARGES

     2.1  Interest.

          2.1.1 Rates of Interest. The outstanding principal amount of the Loans shall bear interest at the following rates per annum (individually called, as applicable, an "Applicable Annual Rate"): (i) for Revolving Credit Loans, at a fluctuating rate per annum equal to one percent (1.00%) above the Base Rate, and
(ii) for Term Loan A, Term Loan B, Term Loan C, Term Loan D and Term Loan E, at a fluctuating rate per annum equal to one and one-fourth percent (1.25%) above the Base Rate. The rate of interest applicable to all Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

          2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2.00%) above the Applicable Annual Rate or at such other rate per annum above the Applicable Rate (not to exceed two percent (2.00%)) as Lender shall, in its sole discretion, elect (the "Default Rate").

          2.1.3 Maximum Interest. (A) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code"). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable in accordance with Section 3.2.2 hereof.

          (B) Excess Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess Interest"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base
Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrower of such Excess Interest, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

              (C) Incorporation by this Reference. The provisions of Section 2.1.3(B) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of
Section 2.1.3(B) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations of Borrower (or any other obligor) asserted by Lender thereunder, be automatically re-computed by Borrower or any such obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 2.1.3(B).

          2.2 Computation of Interest and Fees. Interest and commitment fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Providence, Rhode Island, and Lender shall be deemed to have received such items of payment on the date specified in Section 3.4 hereof.

          2.3 Restructuring Fee. Borrower shall pay to Lender a restructuring fee of Fifty Thousand Dollars ($50,000), which shall be fully earned and (except to the extent otherwise required by Applicable Law) nonrefundable on the date hereof, and shall be payable on March 31, 1999.

          2.4 Commitment Fee. Borrower shall pay to Lender a commitment fee equal to one-half percent (0.50%) per annum of the amount by which the Average Monthly Revolving Credit Loan Balance is less than the Total Revolving Credit Facility. The commitment fee shall be payable monthly, in arrears, on the last day of each calendar month hereafter.

          2.5 Collateral Administration Fee. Borrower shall pay to Lender a quarterly collateral administration fee of Five Thousand Dollars ($5,000), which fee shall be paid to Lender on each July 1, October 1, January 1, and April 1 thereafter during the term hereof.

          2.6 Audit and Appraisal Fees. Borrower shall reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender in connection with audits and appraisals of

Borrower's books and records and such other matters as Lender shall deem appropriate. All such out-of-pocket expenses shall be payable on demand.

          2.7 Reimbursement of Expenses. If, at any time or times, regardless of whether or not an Event of Default then exists, Lender or any Participant incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any other Person; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;
(iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participant against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participant, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

          2.8 Bank Charges. Borrower shall pay to Lender, on demand, any and all normal and customary fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any Participant on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION

          3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

              3.1.1 Loan Requests. A request for a Revolving Credit Loan, Term Loan C, Term Loan D or Term Loan E shall be made, or shall be deemed to be made, in the following manner: (i) Borrower shall give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Dallas, Texas time on the proposed borrowing date; provided, however, Lender shall have the right to refuse to accept such a request or refuse to make a Revolving Credit Loan if at such time there exists a Default or an Event of Default; and
(ii) the becoming due of any amount required to be paid under this Agreement, under Term Notes or under any of the other Loan Documents, whether as principal, accrued interest, fees or other charges, shall be deemed irrevocably to be a request by Borrower to Lender for a Revolving Credit Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of any such Revolving Credit Loan may be disbursed by Lender by way of direct payment of the relevant Obligation (whether or not any Default, Event of Default or Out-of-Formula Condition exists at the time of or would result from such Revolving Credit Loan) and shall bear interest at the rate of interest applicable to Revolving Credit Loans. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Lender telephonically or electronically and purporting to have been sent to Lender by any individual from time to time designated by Borrower as an authorized officer and Lender shall have no duty to verify the origin or authenticity of any such communication.

              3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

              3.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

          3.2 Payments. All payments with respect to any of the Obligations shall be made to Lender on the date when due, in Dollars and in immediately available funds, without any offset or counterclaim. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

              3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) except as otherwise provided in Section 3.3 hereof, the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Out-of-Formula Condition shall exist at any time, Borrower shall, on demand, repay the Obligations to the extent necessary to eliminate the Out-of-Formula Condition.

              3.2.2 Interest. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(iii) termination of this Agreement pursuant to Section 4 hereof.

              3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

              3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

          3.3 Mandatory Prepayments; Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. If Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Loans (or, at Lender's option, such of the other Obligations as Lender may elect), a sum equal to the net proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation (other than (i) proceeds of the disposition of Equipment otherwise permitted under Section 6.4.2 hereof which is replaced in accordance with Section 6.4.2 hereof, and (ii) proceeds of insurance claims or customer reimbursements for lost, damaged or destroyed
Equipment when such proceeds are used by Borrower to replace such Equipment), and applied as follows: (i) first to accrued but unpaid interest owing on the Loans; (ii) then to outstanding amounts under Term Loan A up to the full amount thereof; (iii) then to outstanding amounts under Term Loan B up to the full amount thereof; (iv) then to outstanding amounts under Term Loan C up to the full amount thereof; (v) then to outstanding amounts under Term Loan D up to the full amount thereof; (vi) then to outstanding amounts under Term Loan E up to the full amount thereof; and (vii) then to outstanding amounts under the Revolving Credit Loans up to the full amount thereof. Nothing in this Section
3.3 shall authorize Borrower to sell any of the Collateral without Lender's prior written consent except as otherwise expressly provided elsewhere in this Agreement.

          3.4 Application of Payments and Collections. All items of payment received by Lender by 1:00 p.m., Providence, Rhode Island time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 1:00 p.m., Providence, Rhode Island time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

          3.5 All Loans to Constitute One Obligation. All Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's security interest and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

          3.6 Loan Account Lender shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

          3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date each accounting is deemed to have been sent pursuant to Section 11.8 hereof. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.    TERM AND TERMINATION

          4.1 Term of Agreement. Subject to Section 4.2 hereof and Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period commencing on the date hereof and ending on March 15, 2001 (the "Original Term").

          4.2 Termination.

              4.2.1 Termination by Lender. Lender may terminate this Agreement without notice as of the last day of the Original Term and at any time without notice upon or after the occurrence of an Event of Default.

              4.2.2 Termination by Borrower. Upon (i) at least fifteen (15) days prior written notice to Lender in the event of a termination resulting from a secondary public offering permitted hereunder or (ii) at least sixty (60) days prior written notice to Lender in all other circumstances, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

              4.2.3 Termination Charges. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to:
(i) nothing (-0-) if termination occurs during the period from the date hereof through and including the date which is six months from the date hereof; (ii) two percent (2.0%) of the Total Credit Facility if termination occurs during the period from the date which is six months and one day from the date hereof through and including March 15, 2000; and (iii) one percent (1.0%) of the Total Credit Facility if termination occurs during the period from March 16, 2000 through and including March 14, 2001; provided, however, that in the event the Total Credit Facility is prepaid solely from the proceeds of a secondary public offering of capital stock (or other securities acceptable to Lender) of Black Warrior, Borrower shall pay to Lender an amount equal to one percent (1.0%) of the then outstanding principal balance of the Total Credit Facility if such secondary public offering closes during the period from the date hereof through and including September 15, 1999, and no termination charge shall be payable if such secondary public offering closes after September 15, 1999. If termination occurs on the last day of the Original Term, no termination charge shall be payable.

              4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations (provided, however, that such agreement shall not be required by any Person other than Borrower in the event of a secondary public offering of capital stock of Borrower), indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.  SECURITY INTERESTS

          5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

              (i)   All Accounts;

              (ii)  All Inventory;

              (iii) All Equipment;

              (iv)  All General Intangibles;

              (v) All investment property (as defined in Section 9.115 of the Code);

              (vi)  All real Property;

              (vii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

              (viii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

              (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (viii) above.

          5.2 Lien Perfection; Further Assurances. To the extent not previously executed under the Existing Loan Agreement, Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

          5.3 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by each Mortgage upon all real Property of Borrower described therein. To the extent not previously executed under the Existing Loan Agreement, each Mortgage shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. To the extent not previously delivered under the Existing Loan Agreement, Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions reasonably acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the real Property, as Lender and its counsel may request relating to the real Property subject to each Mortgage.

SECTION 6. COLLATERAL ADMINISTRATION

          6.1 General

              6.1.1 Location of Collateral. All tangible items of Collateral, other than Inventory in transit, such Equipment in transit as may be reasonably necessary to perform work at locations other than the business locations set forth on Exhibit B hereto, and only for long as may be reasonably necessary to complete such work, motor vehicles and investment property held in an account with a securities intermediary, shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth on Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by Section 6.4.2 hereof.

              6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements, which policies shall name Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

              6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

          6.2 Administration of Accounts.

              6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth (20th) day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of Twenty-Five Thousand Dollars ($25,000) become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following the day such occurrence becomes known to Borrower and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender agings and formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

                  6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of Twenty-Five Thousand Dollars ($25,000) are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next

Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

              6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any such taxes to any governmental taxing authority that may be due by Borrower.

              6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile transmission or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

              6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited.

              6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower.

          6.3 Administration of Inventory. Except in the ordinary course of business, Borrower shall keep accurate and complete records of its Inventory. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or to any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise without prior written approval from Lender.

          6.4 Administration of Equipment.

              6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

              6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment on which Lender has a first Lien or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of Two Hundred Fifty Thousand Dollars ($250,000) or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least five (5) days' prior written notice of such disposition.

              6.4.3 Condition of Equipment. Borrower represents and warrants to Lender that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, or, at Lender's discretion, a reserve for rent, acceptable to Lender, has been established, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

          6.5  Payment of  Charges.  All amounts  chargeable  to Borrower  under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.   REPRESENTATIONS AND WARRANTIES

          7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants and represents to Lender and covenants with Lender that:

              7.1.1 Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

              7.1.2 Corporate Power and Authority. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws;
(iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

              7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against them in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

              7.1.4 Capital  Structure.  Exhibit D hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number and nature of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit D, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries.

          7.1.5 Corporate Names. Neither Borrower nor any of its
Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          7.1.6 Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no Inventory of Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to or from any Person.

          7.1.7 Title to Properties; Priority of Liens. Each of Borrower and its Subsidiaries has good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Neither Borrower nor any of its Subsidiaries has acquired any of the Collateral from any Person (other than purchases of Inventory and Equipment in the ordinary course of business of the seller thereof, or through Borrower's acquisitions of Dynajet, Inc., Petrolog, Inc., Production Well Services, Inc., Diamondback Directional, Inc., Cam Wireline, Inc., Phoenix or Petro Wireline within the five-year period immediately preceding the Closing Date. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8 Accounts. Lender may rely, in determining which Accounts of Borrower are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                   (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                   (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by

Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                   (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                   (iv) Such Account, and Lender's security interest therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                   (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 6.2.1 hereof;

                   (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                   (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent; and

                   (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

              7.1.9 Financial Statements. The Consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of August 31, 1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the Consolidated and consolidating financial position of Borrower and its Subsidiaries at such date and the results of Borrower's and its Subsidiaries' operations for such periods, except that such financial statements do not contain a statement of cash flows or notes. Since August 31, 1998, there has been no material change in the condition, financial or otherwise, of Borrower and its Subsidiaries, and since such date there has been no change in the aggregate value of Equipment and real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

              7.1.10 Full Disclosure.  The financial  statements  referred to in
Section 7.1.9 hereof do not, nor does this Agreement or any other written statement of Borrower or any of its Subsidiaries to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact or circumstance which Borrower has failed to disclose to Lender in writing which could reasonably be expected to have a Material Adverse Effect.

              7.1.11 Solvent Financial Condition. Each of Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made and hereunder, at all times will be, Solvent.

              7.1.12 Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

              7.1.13 Taxes. The federal tax identification number of each Borrower and each of Borrower's Subsidiaries is shown on Exhibit F hereto. Borrower and their respective Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent any such Taxes are being Properly Contested. The provision for Taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

              7.1.14 Brokers. Except as set forth on Exhibit R, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

              7.1.15 Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

              7.1.16 Governmental Consents. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

              7.1.17 Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Laws and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

              7.1.18 Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has, or could reasonably be expected to have, a Material Adverse Effect. Neither Borrower nor any of its

Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

              7.1.19 Litigation. Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

              7.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

              7.1.21 Leases. Exhibit J hereto sets forth a complete listing of all capitalized leases of Borrower and its Subsidiaries and Exhibit K hereto sets forth a complete listing of all operating leases of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

              7.1.22 Pension Plans. Except as disclosed on Exhibit L hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

              7.1.23 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

              7.1.24 Labor Relations. Except as described on Exhibit M hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of

Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

              7.1.25 Acquisition. No default has occurred under any of the Purchase Documents.

          7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement, and except for such representations and warranties that by their nature are limited only to a specific date in time.

          7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.   COVENANTS AND CONTINUING AGREEMENTS

          8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

              8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to (i) visit and inspect its Properties and the Properties of each of its Subsidiaries, and (ii) inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

              8.1.2 Notices. Notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading; (ii) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower, any Subsidiary of Borrower or any of their respective Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which if determined adversely to Borrower or any of its Subsidiaries, would have a Material Adverse Effect; (iii) at least fifteen
(15) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iv) promptly after Borrower's learning thereof, of any labor dispute to which Borrower or any of its Subsidiaries may become a party, any strikes or walkouts relating to any of their respective plants or other facilities, and the expiration of any labor contract to which any of them is a party or by which any of them is bound; (v) promptly after Borrower's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness exceeding One Hundred Thousand Dollars ($100,000);
(vi) promptly after the occurrence  thereof, of any Default or Event of Default;
(vii) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower or any of its Subsidiaries; and (viii) promptly after the rendition thereof, of any judgment rendered against any Loan Party in an amount exceeding Twenty-Five Thousand Dollars ($25,000).

              8.1.3 Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with
GAAP):

                   (i) not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                   (ii) not later than thirty (30) days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain a statement of cash flows or notes;

                   (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower and/or its Subsidiaries has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower and/or its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                   (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                   (v) not later than twenty (20) days after the end of each month, or so often as requested by Lender, a detailed aged trial balance of all accounts payable of Borrower existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each, and in form acceptable to Lender; and

                   (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

                   Concurrently with the delivery of the financial statements described in clause (i) of this Section 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such audited financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this Section 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit N hereto executed by the chief financial officer of Borrower.

              8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

              8.1.5 Guarantor Financial Statements. In addition to the financial statements of Borrower to be supplied pursuant to Section 8.1.3 hereof, deliver or cause to be delivered to Lender financial statements for each Guarantor (other than Borrower's Subsidiaries, if any) in form and substance satisfactory to Lender, at such intervals and covering such time periods as Lender may request.

              8.1.6 Projections. No later than thirty (30) days prior to the end of each fiscal year of Borrower, deliver to Lender projections of Borrower (consisting of Consolidated and consolidating balance sheets, income statements and cash flow statements, together with appropriate supporting details and underlying assumptions) for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month.

              8.1.7 Taxes. Pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and only to the extent that such Taxes are being Properly Contested.

              8.1.8 Compliance with Laws. Comply and cause each Subsidiary to comply, with all Applicable Laws, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of all Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

              8.1.9 Insurance. In addition to the insurance required herein with respect to the Collateral, Borrower and each of its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) as is customary in its business and in such amounts as is acceptable to Lender.

              8.1.10 Equity Conversion. Borrower shall cause not less than Four Million Nine Hundred Thousand Dollars ($4,900,000) of Indebtedness owed by Black Warrior on the date hereof to St. James to be converted into equity capital of Black Warrior no later than September 30, 1999, on terms and conditions satisfactory to Lender, and shall deliver written evidence thereof satisfactory to Lender no later than five (5) Business Days thereafter.

              8.1.11 Chief Financial Officer. Within ninety (90) days after the date hereof, Black Warrior shall have in place a person to serve as its permanent chief financial officer, who shall become an employee of Black Warrior and who shall be acceptable to Lender in its reasonable credit judgment.

              8.1.12 Acknowledgment by GECC and Navistar; Security Interest in GECC Equipment. Borrower shall use its best efforts to cause GECC to acknowledge, confirm and consent to Lender's security interest in and Lien upon all Accessions to the Two GECC Wireline Trucks from time to time as being a perfected security interest and Lien which is senior and prior to the security interest and Lien of GECC therein, and to Borrower's granting to Lender a perfected security interest in and Lien upon all of the GECC Equipment, with the security interest and Lien of Lender as it pertains to the GECC Equipment (other than Accessions to the Two GECC Wireline Trucks from time to time) being subordinate to the security interest and Lien of GECC therein (but superior to all other creditors), including but not limited to Lender's security interest and Lien upon the GECC Equipment consisting of motor vehicles being noted on the face of the certificates of title pertaining to such motor vehicles, all pursuant to a written instrument in the form and substance of Exhibit W attached hereto and made a part hereof, which is executed by GECC in favor of Lender and delivered to Lender. Borrower shall use its best efforts to cause Navistar to acknowledge, confirm and consent to Lender's security interest in and Lien upon all Accessions to the Four Navistar Wireline Trucks from time to time as being a perfected security interest and Lien which is senior and prior to the security interest and Lien of Navistar therein, all pursuant to written instruments in form and substance acceptable to Lender which are executed by Navistar in favor of Lender and delivered to Lender.

              8.1.13 Provide Information Regarding Motor Vehicles. Not later than thirty (30) days following the date of this Agreement, Borrower shall have delivered to GECC all administrative fees and other applications (with all information pertaining to Lender and Borrower already completed) necessary to document Lender's security interest in the GECC

Equipment upon the certificates of title of vehicles which are part of the GECC Equipment to the extent of all vehicles with respect to which GECC has its security interest documented on the certificate of title thereof and at least ninety percent (90%) of the orderly liquidation value (as set forth in that certain Appraisal for GE Capital Corporation (Black Warrior Wireline Corporation) prepared by Superior Appraisals dated November 17, 1997, a copy of which Borrower has delivered to Lender, which assigns orderly liquidation values) to of all such vehicles, and Borrower shall have furnished to Lender copies of all such applications, documents and information and evidence of delivery to GECC of all such administrative fees and items contemplated in this
Section 8.1.13 in form and substance acceptable to Lender to evidence Borrower's compliance with this Section 8.1.13.

          8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

              8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person; provided, however, that Borrower may merge Boone into Black Warrior, so long as Black Warrior is the surviving entity of such merger.

              8.2.2 Loans. Make, or permit any of its Subsidiaries to make, any loans or other advances of money to any Person, except for travel advances, advances against commissions and other similar advances in the ordinary course of business.

              8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, except:

                   (i) Obligations owing to Lender;

                   (ii) Subordinated Debt having terms and conditions acceptable to Lender which exists on the date of this Agreement;

                   (iii) Indebtedness of any Subsidiary of Borrower to Borrower;

                   (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being Properly Contested;

                   (v) Obligations to pay Rentals permitted by Section 8.2.13;

                   (vi) additional Subordinated Debt having terms and conditions acceptable to Lender incurred after the date hereof not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000);

                   (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                   (viii) Indebtedness existing on the date hereof and described on Exhibit O hereto;

                   (ix) Purchase Money Indebtedness (i) incurred prior to the date of the Agreement and disclosed to Lender; or (ii) used to make Capital Expenditures permitted under Section 8.2.8 hereof and which, in the aggregate, as to Borrower and its Subsidiaries, does not exceed the following amounts during the following time periods: (a) from the date hereof through December 31, 1998, $150,000; (b) from January 1, 1999 through December 31, 1999, $600,000;
(c) from January 1, 2000 through December 31, 2000, $600,000; and (d) January 1, 2001 through March 15, 2001, $150,000;

                   (x) additional Subordinated Debt having terms and conditions acceptable to Lender incurred after the date hereof consisting of the First Additional Capital Contribution and the Second Additional Capital Contribution; and

                   (xi) Indebtedness not included in paragraphs (i) through (x) above which does not exceed at any time, in the aggregate, the sum of Fifty Thousand Dollars ($50,000).

              8.2.4 Affiliate Transactions. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

              8.2.5 Limitation on Liens. Create or suffer to exist, or permit any its Subsidiaries to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                   (i) Liens at any time granted in favor of Lender;

                   (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                   (iii) Liens arising in the ordinary course of its business by operation of law or regulation in favor of materialmen, mechanics, carriers, warehousemen, landlords and similar Persons, but only if (a) payment in respect of any such Lien is not at the time required or (b) the Indebtedness secured by such Lien is being Properly Contested and such Lien does not materially detract from the value of the Property or materially impair the use thereof in the operation of its business;

                   (iv) Liens in existence on the date hereof securing the Subordinated Debt permitted under Section 8.2.3(ii), but only if such Liens are subordinated in priority and right to enforce remedies to those of Lender which secure the Obligations pursuant to a written subordination agreement consistent with the St. James Subordination Agreement, by the holder thereof in favor of Lender;

                   (v)  Liens  securing   Indebtedness   of  one  of  Borrower's
Subsidiaries to Borrower or another such Subsidiary;

                   (vi) such other Liens as appear on Exhibit P hereto;

                   (vii)   Purchase   Money  Liens   securing   Purchase   Money
Indebtedness permitted under Section 8.2.3(ix) hereof;

                   (viii) Liens upon five offshore skids securing the Capital Contribution; and

                   (ix) such other Liens as Lender may hereafter approve in writing.

              8.2.6 Subordinated Debt. Make, or permit any of its Subsidiaries to make, any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt (including, but not limited to, any amendment, supplement, or modification of any agreement, instrument or document evidencing any such Subordinated Debt), except in accordance with the subordination agreement relative thereto.

              8.2.7 Distributions. Declare or make, or permit any of its Subsidiaries to declare or make, any Distributions.

              8.2.8 Capital Expenditures. Make Capital Expenditures (including by way of capitalized leases), which, in the aggregate, as to Borrower and its Subsidiaries, exceed the following amounts during the following time periods:
(a) from the date hereof through December 31, 1998, $300,000; (b) from January 1, 1999 through December 31, 1999, $1,200,000; (c) from January 1, 2000 through December 31, 2000, $1,200,000; and (d) January 1, 2001 through March 15, 2001,
$300,000; Notwithstanding the limitation contained in the previous sentence, Borrower may make additional Capital Expenditures in any amount if: (A) such Capital Expenditures are fully funded (100%) by and made solely with funds obtained by Borrower prior to the incurrence of such Capital Expenditure from:
(i) the issuance of capital stock of Borrower having terms and conditions acceptable to Lender in its reasonable credit discretion; (ii) the issuance of Subordinated Debt having terms and conditions acceptable to Lender in its reasonable credit discretion; or (iii) insurance proceeds or customer reimbursements for the replacement of fixed assets that have been lost, severely damaged or destroyed; and (B) Borrower makes such Capital Expenditures within fifteen (15) days after the receipt of such funds or from a separate deposit account maintained by Borrower in which the funds generated pursuant to the immediately preceding subclause (A) hereof are segregated until expended. Any

Capital Expenditures made by Borrower shall be used exclusively for the maintenance of existing fixed assets and/or to replace fixed assets that are no longer functional or that have been lost, severely damaged or destroyed.

              8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement.

              8.2.10 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock, except director's qualifying shares.

              8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

              8.2.12 Restricted Investment. Make or have, or permit any of its Subsidiaries to make or have, any Restricted Investment.

              8.2.13 Operating Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed One Million Dollars ($1,000,000). The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

              8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than its Subsidiaries or another Borrower.

              8.2.15 Diamondback Seller Note. Make, or permit any of its Subsidiaries to make, any payment to the holder of the Diamondback Seller Note, except that so long as at the time of any such payment no Default or Event of Default exists: (i) Borrower may make payments of interest under the Diamondback Seller Note which were due and unpaid on July 2, 1998 and October 2, 1998, on the following terms: (A) on the date hereof, Borrower may make an interest payment of Sixty-Five Thousand Dollars ($65,000); (B) on January 2, 1999, Borrower may make an interest payment of Twenty Thousand Four Hundred Thirty-Four Dollars ($20,434); and (C) on April 2, 1999, Borrower may make an interest payment of Twenty-Two Thousand Nine Hundred Thirty-Four Dollars ($20,434); (ii) Borrower may make all other payments of interest as they become due under the Diamondback Seller Note; and (iii) Borrower may make payments of principal under the Diamondback Seller Note as they become due if: (A) such principal payments are fully funded by and made solely with funds obtained by Borrower prior to the incurrence of such principal payment from: (x) the issuance of capital stock of Borrower having terms and conditions acceptable to Lender in its reasonable credit discretion; or (y) the issuance of Subordinated Debt having terms and conditions acceptable to Lender in its reasonable credit discretion; and (B) Borrower makes any such principal payment within fifteen (15) days after the receipt of such funds or from a separate deposit account maintained by Borrower in which the funds generated pursuant to the immediately preceding subclause (iii)(A) hereof are segregated until paid. Without limiting the foregoing, in no event shall any proceeds of any Loans be used to make any principal payment to the holder of the Diamondback Seller Note. Borrower shall obtain a written acknowledgment executed by the holder of the Diamondback Seller
Note in favor of Lender, that such holder has reviewed and has knowledge of this
Section 8.2.15 of the Agreement, all in form and substance acceptable to Lender.

              8.2.16 St. James Subordinated Debt. Make, or permit any of its Subsidiaries to make, any payment of all or any part of any St. James Subordinated Debt or take any other action or omit to take any other action in respect of the St. James Subordinated Debt (including, but not limited to, any amendment, supplement or modification of any St. James Subordinated Debt Documents) except in accordance with the St. James Subordination Agreement.

          8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that unless otherwise consented to by Lender in writing, it shall:

              8.3.1 Monthly Fixed Charge Ratio. Maintain, on a Consolidated basis, for the cumulative period set forth below, a Fixed Charge Ratio of not less than the ratio set forth below corresponding to such period:

                           Period                                   Ratio

                   (i)  Calendar month period ending on       (ii)   0.50 to 1.0
                        November 30,1998

                   (ii) Calendar  month period ending on      (iii)  0.50 to 1.0
                        December 31, 1998

              8.3.2 Rolling Three Month Fixed Charge Ratio. Maintain, on a Consolidated basis, for the cumulative period set forth below, a Fixed Charge Ratio of not less than the ratio set forth below corresponding to such period:

                            Period                                                 Ratio

                 (i)    One calendar month period ending on                (i)      0.40 to 1.0
                        January 31, 1999

                 (ii)   Two calendar  month period  ending
                        February 28, 1999                                  (ii)     0.50 to 1.0

                 (iii)  Three  calendar month period ending on             (iii)    0.70 to 1.0
                        March 31, 1999

                 (iv)   Three  calendar  month period ending on            (iv)     1.05 to 1.0
                        April 30, 1999

                 (v)    Three  calendar month period ending on May 31,     (v)      1.25 to 1.0
                        1999

                 (vi)   Three calendar month period ending on              (vi)     1.25 to 1.0
                        June 30, 1999

                 (vii)  Three calendar month period ending on              (vii)    1.25 to 1.0
                        July 31, 1999

                 (viii) Three calendar month period ending on              (viii)   1.25 to 1.0
                        August 31, 1999

                 (ix)   Three calendar month period ending on              (ix)     1.25 to 1.0
                        September 30, 1999

                 (x)    Three  calendar  month period  ending on October   (x)      1.25 to 1.0
                        31, 1999

                 (xi)   Three  calendar month period ending on November    (xi)     1.25 to 1.0
                        30, 1999

                 (xii)  Three calendar month period ending on              (xii)    1.25 to 1.0
                        December 31, 1999

                 (xiii) Three calendar month period ending                 (xiii)   1.25 to 1.0
                        respectively  the last day of each  thereafter
                        occurring month

              8.3.3 Rolling Twelve Month Fixed Charge Ratio (with ramp-up). Maintain, on a Consolidated basis, for the cumulative period set forth below, a Fixed Charge Ratio of not less than the ratio set forth below corresponding to such period:

                                       Period                                          Ratio

                 (i)    One calendar month period  ending on               (i)      0.40 to 1.0
                        January 31, 1999

                 (ii)   Two   calendar   month   period   ending  on       (ii)     0.50 to 1.0
                        February 28, 1999

                 (iii)  Three   calendar   month  period  ending  on       (iii)    0.70 to 1.0
                        March 31, 1999

                 (iv)   Four   calendar   month  period   ending  on       (iv)     0.90 to 1.0
                        April 30, 1999

                 (v)    Five   calendar   month  period   ending  on       (v)      1.00 to 1.0
                        May 31, 1999

                 (vi)   Six calendar month period ending on                (vi)     1.20 to 1.0
                        June 30, 1999

                 (vii)  Seven calendar month period ending on              (vii)    1.20 to 1.0
                        July 31, 1999

                 (viii) Eight calendar month period ending on              (viii)   1.20 to 1.0
                        August 31, 1999

                 (ix)   Nine calendar month period ending on               (ix)     1.20 to 1.0
                        September 30, 1999

                 (x)    Ten calendar  month  period  ending on October     (x)      1.20 to 1.0
                        31, 1999

                 (xi)   Eleven   calendar  month  period  ending  on       (xi)     1.20 to 1.0
                        November 30, 1999

                 (xii)  Twelve  calendar  month  period  ending  on        (xii)    1.20 to 1.0
                        December 31, 1999

                 (xiii)   Twelve   calendar   month  period  ending        (xiii)   1.20 to 1.0
                       respectively    the   last   day   of   each
                       thereafter occurring month

              8.3.4 Senior Interest Coverage Ratio. Achieve for the cumulative period set forth below, a Senior Interest Coverage Ratio equal to or greater than the ratio set forth below for the period corresponding thereto:

                                       Period                                          Ratio

                 (i)    One calendar month period ending on November       (i)      1.50 to 1.0
                        30, 1998

                 (ii)   One calendar month period ending on                (ii)     1.60 to 1.0
                        December 31, 1998

                 (iii)  One calendar month period ending on                (iii)    1.30 to 1.0
                        January 31, 1999

                 (iv)   Two calendar month period ending on February       (iv)     1.40 to 1.0
                        28, 1999

                 (v)    Three calendar month period ending on              (v)      1.70 to 1.0
                        March 31, 1999

                 (vi)   Four calendar month period ending on               (vi)     1.90 to 1.0
                        April 30, 1999

                 (vii)  Five calendar month period ending on May 31,       (vii)    2.25 to 1.0
                        1999

                 (viii) Six calendar month period ending on June 30,       (viii)   2.25 to 1.0
                        1999

                 (ix)   Seven calendar month period ending on              (ix)     2.50 to 1.0
                        July 31, 1999

                 (x)    Eight calendar month period ending on              (x)      2.50 to 1.0
                        August 31, 1999

                 (xi)   Nine calendar month period ending on               (xi)     2.50 to 1.0
                        September 30, 1999

                 (xii)  Ten calendar month period ending on October        (xii)    2.50 to 1.0
                        31, 1999

                 (xiii) Eleven calendar month period ending on             (xiii)   2.50 to 1.0
                        November 30, 1999

                 (xiv)  Twelve calendar month period ending on             (xiv)    2.50 to 1.0
                        December 31, 1999

                 (xv)   Twelve calendar month period ending                (xv)     2.50 to 1.0
                        respectively on the last day of each
                        thereafter occurring month

              8.3.5 Adjusted Tangible Net Worth. Maintain, as of each date set forth below, Consolidated Adjusted Tangible Net Worth of not less than the corresponding amount set forth below:

                                Date                                              Amount

                 (i)    November 30, 1998                                   (i)       $9,700,000
                 (ii)   December 31, 1998                                   (ii)     $10,000,000
                 (iii)  January 31, 1999                                    (iii)     $9,500,000
                 (iv)   February 28, 1999                                   (iv)      $9,200,000
                 (v)    March 31, 1999                                      (v)       $8,850,000
                 (vi)   April 30, 1999                                      (vi)      $8,500,000
                 (vii)  May 31, 1999                                        (vii)     $8,500,000
                 (viii) June 30, 1999                                       (viii)    $8,300,000
                 (ix)   July 31, 1999                                       (ix)      $8,300,000
                 (x)    August 31, 1999                                     (x)       $8,300,000
                 (xi)   September 30, 1999                                  (xi)      $8,300,000
                 (xii)  October 31, 1999                                    (xii)     $8,500,000
                 (xiii) November 30, 1999                                   (xiii)    $8,500,000
                 (xiv)  December 31, 1999                                   (xiv)     $8,500,000
                 (xv)   January 31, 2000 and on the last day of each        (xv)      $8,500,000;
                        thereafter occurring month

provided, however, that in the event that the Term Loan E has not been funded and the Second Additional Capital Contribution has not been made on or before December 31, 1998, the amount corresponding to each date on or after December 31, 1998 shall instead be the corresponding amount set forth below for such date (except that in the event that either the Term Loan E is funded or the Second Additional Capital Contribution is made after December 31, 1998, this proviso shall not apply from and after the date that the same was so funded or made, as the case may be, and instead the portion of this Section 8.3.5 which precedes this proviso shall apply from and after such date):

                 (i)    December 31, 1998                                   (i)      $9,275,000
                 (ii)   January 31, 1999                                    (ii)     $8,750,000
                 (iii)  February 28, 1999                                   (iii)    $8,450,000
                 (iv)   March 31, 1999                                      (iv)     $8,100,000
                 (v)    April 30, 1999                                      (v)      $7,750,000
                 (vi)   May 31, 1999                                        (vi)     $7,750,000
                 (vii)  June 30, 1999                                       (vii)    $7,550,000
                 (viii) July 31, 1999                                       (viii)   $7,550,000
                 (ix)   August 31, 1999                                     (ix)     $7,550,000
                 (x)    September 30, 1999                                  (x)      $7,550,000
                 (xi)   October 31, 1999                                    (xi)     $7,750,000
                 (xii)  November 30, 1999                                   (xii)    $7,750,000
                 (xiii) December 31, 1999                                   (xiii)   $7,750,000
                 (xiv)  January 31, 2000 and on the last day of each        (xiv)    $7,750,000
                        thereafter occurring month

              8.3.6 Total Liabilities to Adjusted Tangible Net Worth. Maintain on a Consolidated basis, as of each date set forth below, a ratio of (i) Borrower's Total Liabilities to (ii) Borrower's Adjusted Tangible Net Worth, of not greater than the ratio set forth below for the date corresponding thereto:

                                        Period                                     Ratio

                 (i)    November 30, 1998                                  (i)      3.65 to 1.0
                 (ii)   December 31, 1998                                  (ii)     3.75 to 1.0
                 (iii)  January 31, 1999                                   (iii)    3.85 to 1.0
                 (iv)   February 28, 1999                                  (iv)     4.00 to 1.0

                 (v)    March 31, 1999                                     (v)      4.25 to 1.0
                 (vi)   April 30, 1999                                     (vi)     4.50 to 1.0
                 (vii)  May 31, 1999                                       (vii)    4.50 to 1.0
                 (viii) June 30, 1999                                      (viii)   4.50 to 1.0
                 (ix)   July 31, 1999                                      (ix)     4.50 to 1.0
                 (x)    August 31, 1999                                    (x)      4.50 to 1.0
                 (xi)   September 30, 1999                                 (xi)     4.50 to 1.0
                 (xii)  October 31, 1999                                   (xii)    4.50 to 1.0
                 (xiii) November 30, 1999                                  (xiii)   4.50 to 1.0
                 (xiv)  December 31, 1999                                  (xiv)    4.50 to 1.0
                 (xv)   January 31, 2000 and on the last day of each       (xv)     4.50 to 1.0;
                        thereafter occurring month

provided, however, that in the event that the Term Loan E has not been funded and the Second Additional Capital Contribution has not been made on or before December 31, 1998, the ratio corresponding to each date on or after December 31, 1998 shall instead be the corresponding ratio set forth below for such date (except that in the event that either the Term Loan E is funded or the Second Additional Capital Contribution is made after December 31, 1998, this proviso shall not apply from and after the date that the same was so funded or made, as the case may be, and instead the portion of this Section 8.3.6 which precedes this proviso shall apply from and after such date):


                 (i)    December 31, 1998                                   (i)      4.25 to 1.0
                 (ii)   January 31, 1999                                    (ii)     4.35 to 1.0
                 (iii)  February 28, 1999                                   (iii)    4.50 to 1.0
                 (iv)   March 31, 1999                                      (iv)     4.75 to 1.0


                 (v)    April 30, 1999                                      (v)      5.00 to 1.0
                 (vi)   May 31, 1999                                        (vi)     5.00 to 1.0
                 (vii)  June 30, 1999                                       (vii)    5.00 to 1.0
                 (viii) July 31, 1999                                       (viii)   5.00 to 1.0
                 (ix)   August 31, 1999                                     (ix)     5.00 to 1.0
                 (x)    September 30, 1999                                  (x)      5.00 to 1.0
                 (xi)   October 31, 1999                                    (xi)     5.00 to 1.0
                 (xii)  November 30, 1999                                   (xii)    5.00 to 1.0
                 (xiii) December 31, 1999                                   (xiii)   5.00 to 1.0
                 (xiv)  January 31, 2000 and on the last day of each        (xiv)    5.00 to 1.0
                        thereafter occurring month

              8.3.7 Minimum Adjusted Net Earnings From Operations. Maintain, on a Consolidated basis, for each calendar month ending on or after the date hereof, Adjusted Net Earnings From Operations of not less than negative Seven Hundred Fifty Thousand Dollars ($750,000).

SECTION 9.    CONDITIONS PRECEDENT

     9.1 Conditions Precedent to Funding of Term Loan D and Term Loan E. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any fundings under either Term Loan D or Term Loan E under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

           9.1.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

           9.1.2 No Default. No Default or Event of Default shall exist.

           9.1.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

           9.1.4 Articles of Incorporation. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each of its Subsidiaries, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of Borrower's and each Subsidiary's incorporation.

           9.1.5 Good Standing Certificates. Lender shall have received good standing certificates for Borrower and each of its Subsidiaries dated as of a recent date, issued by the Secretary of State or other appropriate official of Borrower's and each Subsidiary's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's or any of its Subsidiary's business activities or ownership of its Property necessitates qualification.

           9.1.6 Opinion Letters. Lender shall have received a favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement, to be in form and substance satisfactory to Lender and Lender's counsel, in their sole discretion.

           9.1.7 Insurance. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received copies of the casualty insurance policies of Borrower and each of its Subsidiaries, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee and copies of Borrower's and each such Subsidiary's liability insurance policies, together with endorsements naming Lender as a co-insured.

           9.1.8 Disbursement Letter. Lender shall have received written instructions from Borrower directing application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower, in form satisfactory to Lender.

           9.1.9 Dominion Account. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received the duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts.

           9.1.10 Landlord Agreements. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received all landlord or warehouseman agreements with respect to all premises leased by Borrower and its Subsidiaries and which are disclosed on Exhibit K hereto, except for such leased premises as may be noted on Exhibit K, at Lender's discretion, with respect to which Borrower and Lender have agreed on reserves in lieu thereof.

           9.1.11 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Existing Loan Agreement or the consummation of the transactions contemplated hereby.

           9.1.12 Evidence of Perfection and Priority of Liens in Collateral. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

           9.1.13 Title Insurance Policies. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real Property subject to each relevant Mortgage, insuring such Mortgage to create a valid Lien on all real Property described therein, with no exceptions which Lender shall not have approved in writing.

           9.1.14 Environmental Site Assessments. To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received a Phase I environmental site assessment report, upon which Lender is expressly entitled to rely, from environmental consulting firm(s) satisfactory to Lender, stating such firms' (i) opinion as to Borrower's compliance with all Environmental Laws with respect to all of the real Property acquired by Black Warrior from Phoenix pursuant to the Acquisition and the Snyder, Texas, Midland, Texas, and Wyoming properties, and (ii) estimation of costs required to place Borrower in compliance with all Environmental Laws with respect to such real Property.

           9.1.15 Release by St. James. St. James shall have executed and delivered a Release and Discharge in favor of Lender substantially in the form of Exhibit T attached hereto and made a part hereof.

           9.1.16 Subordinated Debt. Lender shall have received evidence satisfactory to it that the indebtedness of approximately $500,000 incurred by Borrower to St. James Capital Partners, L.P., SJMB, L.P., and/or St. James Merchant Bankers, L.P. on or about July 1998 shall have been subordinated in right of payment and otherwise to the Obligations in a manner satisfactory to Lender pursuant to a written subordination agreement, substantially in the form of Exhibit U hereto, executed by St. James Capital Partners, L.P., SJMB, L.P., and/or St. James Merchant Bankers, L.P. in favor of Lender.

           9.1.17 Forecasted Financial Information. Lender shall have received from Borrower a pro-forma balance sheet of Borrower dated as of the date of this Agreement and the forecasted balance sheets, income statements and sources and uses of funds (on a month-by-month basis) of Borrower for the 15-month period commencing on the date of this Agreement, which pro-forma balance sheet shall fairly present the financial position of Borrower on the date of this Agreement and which forecasted balance sheets, income statements and sources and used of funds shall be reasonable forecasts thereof for the periods covered thereby, based upon the assumptions set forth therein.

           9.1.18 Capital Contribution. Lender shall have received evidence satisfactory to it that a capital contribution of an additional Seven Hundred Fifty Thousand Dollars ($750,000) from outside parties in the form of equity or Subordinated Debt has been made to and received by Borrower (and Borrower may, if such capital contribution described in this Section 9.1.18 is in the form of Subordinated Debt, grant to the contributor of such capital contribution a security interest in the Specified Five Offshore Skids (but no other assets or properties of Borrower), and Lender will agree to subordinate its security interest in the Specified Five Offshore Skids to the security interest of such contributor therein pursuant to a written subordination agreement in form and substance acceptable to Lender).

     9.2 Conditions Precedent to Funding of Term Loan E. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any fundings under Term Loan E under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

          9.2.1 Intercreditor Agreement With GECC. Borrower shall have caused GECC to have executed and delivered to Lender an intercreditor agreement in the form and substance of Exhibit W attached hereto and made a part hereof.

          9.2.2 Receipt by GECC of Necessary Items to Perfect Security Interest in GECC Equipment. Borrower shall have delivered to GECC all administrative fees and other applications (with all information pertaining to Lender and Borrower already completed) necessary to document Lender's security interest in the GECC Equipment upon the certificates of title of all vehicles which are part of the GECC Equipment to the extent of all vehicles with respect to which GECC has its security interest documented on the certificate of title thereof and at least ninety percent (90%) of the orderly liquidation value (as set forth in that certain Appraisal for GE Capital Corporation (Black Warrior Wireline Corporation) prepared by Superior Appraisals dated November 17, 1997, a copy of which Borrower has delivered to Lender, which assigns orderly liquidation values) to of all such vehicles, and Borrower shall have furnished to Lender copies of all such applications, documents and information and evidence of delivery to GECC of all such administrative fees and items contemplated in this
Section 9.2.2 in form and substance acceptable to Lender to evidence Borrower's satisfaction of the condition of this Section 9.2.2.

          9.2.3 Acknowledgment of Lien on Accessions. Borrower shall have caused Navistar to acknowledge, confirm and consent to Lender's security interest in and Lien upon all Accessions to the Four Navistar Wireline Trucks from time to time as being a perfected security interest and Lien which is senior and prior to the security interest and Lien of Navistar therein, all pursuant to written instruments in form and substance acceptable to Lender which are executed by Navistar in favor of Lender and delivered to Lender.

          9.2.4 Qualified Turnaround Consultant. Borrower shall have hired a Qualified Turnaround Consultant (as defined below) to advise Borrower in regards to its business and financial operations, which Qualified Turnaround Consultant shall be selected by Borrower and acceptable to Lender in its reasonable credit judgment (in the event that the Qualified Turnaround Consultant is a company, both the company and the individuals of the company that are providing the advisory services to Borrower shall be selected by Borrower and be acceptable to Lender in its reasonable credit judgment). "Qualified Turnaround Consultant" means a turnaround management consultant or corporate recovery consultant that has expertise and experience in assisting companies experiencing operating losses and declining liquidity.

          9.2.5 Capital Contribution. Lender shall have received evidence satisfactory to it that a capital contribution of an additional Seven Hundred Fifty Thousand Dollars ($750,000) over and above that required by Section 9.1.18 hereof from outside parties in the form of equity or Subordinated Debt has been made to and received by Borrower (and Borrower may, if such capital contribution described in this Section 9.2.5 is in the form of Subordinated Debt, grant to the contributor of such capital contribution a security interest in the Specified Five Offshore Skids (but no other assets or properties of Borrower), and Lender will agree to subordinate its security interest in the Specified Five Offshore Skids to the security interest of such contributor therein pursuant to a written subordination agreement in form and substance acceptable to Lender).

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          10.1.1 Payment of Note. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Term A Note, Term B Note, Term C Note, Term D Note or Term E Note on the due date of such installment.

          10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term A Note, Term B Note, Term C Note, Term D Note or Term E Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower or any other Loan Party in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

          10.1.4 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section 5.2, 5.3, 6.1.1, 6.1.2, 6.2, 8.1.1, 8.1.3, 8.1.11, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

          10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

          10.1.6 Default Under Security Documents/Other Agreements/Purchase Documents. Any event of default shall occur under, or any Loan Party shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, the Other Agreements or the Purchase Documents and such default shall continue beyond any applicable grace period.

          10.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower or any of its Subsidiaries under any agreement, document or instrument to which Borrower or any such Subsidiary is a party or by which Borrower or any of its Subsidiaries or any of their respective Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is or may be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          10.1.8  Uninsured  Losses.   Any  material  loss,  theft,   damage  or
destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

          10.1.9 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower or any Loan Party.

          10.1.10 Insolvency and Related Proceedings. Any Loan Party shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against a Loan Party under the Bankruptcy Code (and if, with respect to any petition filed against any Loan Party, such proceeding shall continue for more than thirty (30)
days), or any Loan Party shall make any offer of settlement, extension or compromise to such Loan Party's unsecured creditors generally.

          10.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which significantly affects Borrower's, such Subsidiary's or such Guarantor's capacity to continue its business, on a profitable basis; or Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower, such Subsidiary or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower, any Subsidiary of Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower, any Subsidiary of Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          10.1.12 Change of Ownership. (i) St. James shall cease to own and control, beneficially and of record, (a) at least fifty-five percent (55.0%) of each class of the issued and outstanding capital stock of Black Warrior (on a fully diluted basis), prior to a secondary public offering of capital stock (or other securities acceptable to Lender) of Black Warrior, or, (b) pursuant to a secondary public offering of capital stock (or other securities acceptable to Lender) of Black Warrior, at least thirty percent (30.0%) of each class of the issued and outstanding capital stock of Black Warrior (on a fully diluted basis); or (ii) Black Warrior shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of each of its Subsidiaries, including without limitation, Boone.

          10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

          10.1.14 Challenge to Agreement. Borrower, any Subsidiary of Borrower or any other Loan Party, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          10.1.15 Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

          10.1.16 Criminal Forfeiture. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

          10.1.17 Judgments. Any (i) money judgment is filed against Borrower, any Subsidiary of Borrower or any Guarantor or any of their respective Property, and such judgment shall remain unpaid, unsatisfied by insurance, and unstayed for more than thirty (30) days, whether or not consecutive, or (ii) writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any Guarantor, or any of their respective Property, and such writ of attachment or similar process is not bonded or secured in an amount and manner reasonably satisfactory to lender.

     10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations; provided, however, that upon the occurrence of an Event of Default specified in Section 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

     10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

          10.3.1 All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and any such sale may be held at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

          10.3.4 The right to exercise all of Lender's rights and remedies under any mortgage/deed of trust with respect to any real Property forming a part of the Collateral.

          10.3.5 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

     10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.   MISCELLANEOUS

     11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          11.1.1 At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

          11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     11.2 Indemnity. BORROWER HEREBY INDEMNIFIES, HOLDS HARMLESS, AND SHALL DEFEND LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES,
DAMAGES,  COSTS,  EXPENSES,  SUITS,  ACTIONS  AND  PROCEEDINGS  ("LOSSES")  EVER
SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON, AND BORROWER SHALL REIMBURSE LENDER AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST LENDER OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID

OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. BORROWER MAY SELECT COUNSEL WITH RESPECT TO ANY LOSSES; PROVIDED, HOWEVER, EACH INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO MONITOR THE PROGRESS OF ANY CLAIMS, SUITS AND ADMINISTRATIVE PROCEEDINGS DEFENDED BY BORROWER HEREUNDER WITH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, OR CONDUCT ITS DEFENSE THROUGH COUNSEL OF SUCH
INDEMNIFIED PERSON'S CHOICE, IN THE EVENT THAT (I) SUCH INDEMNIFIED PERSON DETERMINES IN GOOD FAITH THAT THE CONDUCT OF ITS DEFENSE BY BORROWER COULD BE MATERIALLY PREJUDICIAL TO SUCH INDEMNIFIED PERSON'S INTERESTS OR THAT OTHER REASONABLE GROUNDS EXIST WHICH DEMONSTRATE A LACK OF EFFECTIVENESS OR HIGH LEVEL OF QUALITY IN THE CONDUCT OF SUCH DEFENSE BY BORROWER, AND (II) PRIOR TO RETAINING SUCH COUNSEL FOR SUCH PURPOSE, SUCH INDEMNIFIED PERSON SHALL CONSULT WITH BORROWER AND SHALL ATTEMPT IN GOOD FAITH TO AGREE UPON COUNSEL TO CONDUCT THE DEFENSE ON BEHALF OF BORROWER AND SUCH INDEMNIFIED PERSON, AND IN EACH CASE THE FEES AND DISBURSEMENTS OF SUCH COUNSEL SHALL BE PAID BY BORROWER; PROVIDED, HOWEVER, THAT IF SUCH MUTUAL AGREEMENT IS NOT REACHED WITHIN A REASONABLE TIME ON SELECTING COUNSEL, THEN SUCH INDEMNIFIED PERSON MAY RETAIN ITS OWN COUNSEL AT BORROWER'S EXPENSE. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 11.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

     11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the event of a participation, Lender will continue to administer this Agreement and any of the other Loan Documents as the representative of such participants. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential Participant or assignee.

     11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

     11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     11.8 Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmissions and shall be deemed to have been validly served, given or delivered immediately when delivered against receipt or three (3) Business Days after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile transmission, when sent, answerback received, in each case addressed as follows:

           If to Lender:    Fleet Capital Corporation
                            2711 North Haskell Avenue
                            Suite 2100, LB 21
                            Dallas, Texas 75204
                            Attention:  Loan Administration Manager
                            Facsimile No.:  (214) 828-6530

           With a copy to:  Patton Boggs LLP
                            2200 Ross Avenue, Suite 900
                            Dallas, Texas 75201
                            Attention:  Larry A. Makel, Esq.
                            Facsimile No.:  (214) 871-2688

           If to Borrower:   Black Warrior Wireline Corp.
                             3748 Highway 45 North
                             Columbus, Mississippi  39701
                             Attention:  Mr. William L. Jenkins
                             Facsimile No.: (601) 329-1089

           With a copy to:   Rosen, Cook, Sledge, Davis, Carroll & Jones, P.A.
                             217 Rivers Road
                             P.O. Box 2727
                             Tuscaloosa, Alabama 35403-2727
                             Attention:  James J. Sledge, Esq.
                             Facsimile No.:  (205) 758-8358

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion.

     11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

     11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     11.12 Entire Agreement; Appendix A and Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, DALLAS COUNTY, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     11.15 WAIVERS BY BORROWER.  BORROWER  WAIVES (I) THE RIGHT TO TRIAL BY JURY
(WHICH  LENDER  HEREBY  ALSO  WAIVES)  IN  ANY  ACTION,   SUIT,   PROCEEDING  OR
COUNTERCLAIM OF ANY KIND ARISING OUT OF OR

RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS
AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.16 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (I) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (II) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     11.17 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     11.18 Nonapplicability of Chapter 346. Borrower and Lender hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

     11.19 Certain Matters of Construction. All references to statutes and related regulations in this Agreement, the Other Agreements and the Security Documents shall include any amendments of same and any successor statutes and regulations. All references in this Agreement, the Other Agreements and the Security Documents to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

     11.20 Amendment and Restatement. This Agreement is given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Existing Loan Agreement. With respect to matters relating to the period prior to the date hereof, all the provisions of the Existing Loan Agreement are hereby ratified and confirmed and shall remain in full force and effect. Notwithstanding anything herein to the contrary, any and all Defaults or Events of Default which occurred under the Existing Loan Agreement prior to the date hereof are hereby waived.

     11.21 NO COUNTERCLAIMS; RELEASE OF CLAIMS; WAIVER; HOLD HARMLESS. BORROWER REPRESENTS AND WARRANTS THAT BORROWER HAS NO SET-OFF, RECOUPMENT, COUNTERCLAIM, DEFENSE, CROSS-COMPLAINT, CLAIM, DEMAND OR OTHER CAUSE OF ACTION OF ANY NATURE WHATSOEVER (TOGETHER, THE "COUNTERCLAIMS") AGAINST LENDER WHICH ARISE OUT OF THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT, THE EXISTING LOAN AGREEMENT, THE SECURITY DOCUMENTS OR THE OTHER AGREEMENTS, ANY TRANSACTIONS THAT WERE RENEWED OR EXTENDED BY THIS AGREEMENT, THE EXISTING LOAN AGREEMENT, THE SECURITY DOCUMENTS OR THE OTHER AGREEMENTS, ANY OTHER TRANSACTION WITH LENDER, OR WHICH COULD BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE DECLARATION OF ANY DEFAULTS UNDER THE EXISTING LOAN AGREEMENT, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT, THE EXISTING LOAN AGREEMENT, THE SECURITY DOCUMENTS OR THE OTHER AGREEMENTS, THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT AND ANY SETTLEMENT NEGOTIATIONS. TO THE EXTENT THAT ANY
COUNTERCLAIMS MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUCH ARE WAIVED AND HEREBY RELEASED BY BORROWER. FURTHERMORE, BORROWER, ON BEHALF OF BORROWER, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONNEL AND LEGAL REPRESENTATIVES, DOES HEREBY

RELEASE, REMISE, ACQUIT AND FOREVER DISCHARGE LENDER AND LENDER'S EMPLOYEES, AGENTS, REPRESENTATIVES, CONSULTANTS, ATTORNEYS, FIDUCIARIES, SERVANTS, OFFICERS, DIRECTORS, PARTNERS, PREDECESSORS, SUCCESSORS AND ASSIGNS, SUBSIDIARY CORPORATIONS, PARENT CORPORATIONS, AND RELATED CORPORATE DIVISIONS (ALL OF THE FOREGOING HEREINAFTER CALLED THE "RELEASED PARTIES"), FROM ANY AND ALL ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES OF ANY AND EVERY CHARACTER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, OF WHATSOEVER KIND OR NATURE, WHETHER HERETOFORE OR HEREAFTER ARISING, FOR OR BECAUSE OF ANY MATTER OR THINGS DONE, OMITTED OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES PRIOR TO AND INCLUDING THE DATE OF EXECUTION HEREOF, AND IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT, THE EXISTING LOAN AGREEMENT, THE SECURITY DOCUMENTS OR THE OTHER AGREEMENTS, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE DECLARATION OF ANY DEFAULTS UNDER THE EXISTING LOAN AGREEMENT, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS OR ANY OF THE OTHER AGREEMENTS, THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, OR ANY SETTLEMENT NEGOTIATIONS (ALL OF THE
FOREGOING HEREINAFTER CALLED THE "RELEASED MATTERS"); AND BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO LENDER'S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS, INDEBTEDNESS AND OTHER OBLIGATIONS OF BORROWER TO LENDER. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS FROM ANY AND ALL COUNTERCLAIMS THAT BORROWER OR ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH, OR UNDER BORROWER MAY AT ANY TIME ASSERT AGAINST LENDER. BORROWER ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO BORROWER, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH THE RELEASED MATTERS. BORROWER REPRESENTS AND WARRANTS TO LENDER THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY

RIGHT, TITLE OR INTEREST OF BORROWER IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF BORROWER'S CLAIMS WITH RESPECT TO ALL RELEASED MATTERS. THE PROVISIONS OF THIS SECTION
11.21 AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, REMISES, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF LENDER TO BORROWER OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING, OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF LENDER TO BORROWER OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST LENDER BY BORROWER OR ANY OTHER PERSON FOR ANY PURPOSE.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

                                    BORROWER:

                                    BLACK WARRIOR WIRELINE CORP.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------

                                    Title:
                                          ---------------------------------

                                    BOONE WIRELINE CO., INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------

                                    Title:
                                          ---------------------------------

                                    Accepted in Dallas, Dallas County, Texas:

                                    LENDER:

                                    FLEET CAPITAL CORPORATION

                                    By:
                                        -----------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

 [Counterpart Signature Page to Amended and Restated Loan and Security Agreement
      dated as of October 30, 1998, by and among Fleet Capital Corporation, Black Warrior Wireline Corp., and Boone Wireline Co., Inc.]

                                   APPENDIX A

                               GENERAL DEFINITIONS

     When used in the Amended and Restated Loan and Security Agreement dated October 30, 1998, by and between Fleet Capital Corporation, and Black Warrior Wireline Corp. and Boone Wireline Co., Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Accessions - any goods which are installed in or affixed or attached to vehicles or other goods.

         Account Debtor - any Person who is or may become obligated under or on account of an Account.

         Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

         Acquisition - the purchase by Borrower of all of Phoenix's domestic directional drilling business and survey business and certain other drilling and related assets of Phoenix pursuant to the Purchase Documents.

         Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to Section 8.1.3 of the Agreement, but excluding:

              (i)     any gain or loss arising from the sale of capital assets;

              (ii)    any gain arising from any write-up of assets;

              (iii) earnings of any Subsidiary of a Borrower accrued prior to the date it becomes a Subsidiary;

              (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

              (v) net earnings of any business entity (other than a Subsidiary of a Borrower) in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

              (vi) any portion of the net earnings of any Subsidiary of a Borrower which for any reason is unavailable for payment of dividends to such Borrower;

              (vii) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which such Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transactions;

              (viii) any gain arising from the acquisition of any Securities of a Borrower;

              (ix) any gain arising from extraordinary or non-recurring items;

              (x)     the  restructuring  fee  payable  to  Lender  pursuant  to
         Section 2.3 hereof which is paid by Borrower during such fiscal period; and

              (xi) only with respect to fiscal periods ending on or before January 31, 1999 and only in the event that Borrower receives funding of all of the Term Loan D, the First Additional Capital Contribution, the Term Loan E and the Second Additional Capital Contribution, an amount equal to up to $250,000 of the aggregate amount of the consulting fee paid by Borrower during the period commencing on the date hereof and ending on January 31, 1999 to the Qualified Turnaround Consultant hired by Borrower as contemplated in Section 9.2.4 hereof which is paid by Borrower during such fiscal period.

         Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to September 30, 1998; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

         Adjusted Tangible Net Worth - at any date means a sum equal to:

              (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus

              (ii) the amount at which such Person's liabilities (other than capital stock, surplus and Subordinated Debt) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

         Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as amended, renewed, extended and restated from time to time.

         Applicable Annual Rate - as defined in Section 2.1.1 of the Agreement.

         Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

         Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

         Average Monthly Revolving Credit Loan Balance - the amount obtained by adding the aggregate unpaid principal amount of Revolving Credit Loans at the end of each day during the month in question and by dividing such sum by the number of days in such month.

         Bank - Fleet National Bank, and its successors or assigns.

         Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

         (a) Total Revolving Credit Facility minus the amount of any reserves established by Lender pursuant to Section 1.1.1 at such date; or

         (b) an amount equal to up to eighty-five percent (85%) of the net amount of Eligible Accounts outstanding at such date minus the amount of any reserves established by Lender pursuant to Section 1.1.1 at such date.

         For purposes of clause (b) hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or sales, excise or withholding taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

         Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed.

         Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized   Lease  Obligation  -  any  Indebtedness   represented  by
     obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Closing  Date - the date on which all of the  conditions  precedent  in
     Section 9.1 of the Agreement are satisfied and Term Loan D is made under the Agreement.

         Code - the Uniform Commercial Code as adopted and in force in the state of Texas, as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
     Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations, with the sole exceptions of the Conroe Property and the GECC Equipment.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

         Dated Assets - as defined in Section 1.3(C) of the Agreement.

         Dated Liabilities - as defined in Section 1.3(C) of the Agreement.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in Section 2.1.2 of the Agreement.

         Diamondback Seller Note - that certain promissory note dated September 1, 1997, executed by Black Warrior, as Maker, and payable to Diamondback Directional, Inc., in the original principal amount of $3,000,000.

         Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

         Dollars and the sign "$" - lawful money of the United States of America.

         Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

         EBIT - Adjusted Net Earnings from Operations plus Interest Expense plus Taxes.

         EBITDA - for any fiscal period of Borrower, means the sum of (i) Adjusted Net Earnings from Operations for such period, plus (ii) Taxes for such period, plus (iii) Interest Expense for such period, plus (iv) depreciation and amortization for such period.

         Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which is payable in Dollars and which Lender, in its sole discretion, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; (ii) it is due or unpaid more than ninety (90) days after the original invoice date; (iii) twenty percent (20%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; except that for Accounts for which the Account Debtors are Burlington Resources, Conoco, Inc., Phillips

     Petroleum, Texaco or Union Pacific Exploration, such Accounts shall not be Eligible Accounts if fifty percent (50%) or more of the Accounts from such Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the net amount of all Eligible Accounts, to the extent of such excess; (v) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vi) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, in any event, the Accounts of such Account Debtor shall be ineligible only to the extent of the amount owing by Borrower to such creditor or supplier or to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the proceedings in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (viii) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by Bank and is in form and substance acceptable to Lender, payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States; (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (x) (a) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq.) or (b) the Account Debtor is a state, county or municipality, or a political subdivision or agency thereof, which is subject to any Applicable Law that would disallow an assignment of Accounts on which it is the Account Debtor;
     (xi) the Account Debtor is located in New Jersey, Minnesota, Indiana, West Virginia or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless Borrower has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xii) the Account is subject to a Lien other than a Permitted Lien; (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters.

         Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, with the sole exception of the GECC Equipment.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         Event of Default - as defined in Section 10.1 of the Agreement.

         Excess Interest - as defined in Section 2.1.3(B) of the Agreement.

         Existing Loan Agreement - as defined in Section A of the Preliminary Statements of the Agreement.

         First Additional Capital Contribution - The capital contribution described in Section 9.1.18 hereof.

         Fixed Charge Ratio - for any fiscal period means, the ratio of (i) an amount equal to (a) the sum of (1) Adjusted Net Earnings from Operations for such period, (2) depreciation and amortization for such period and (3) the portion of Borrower's Interest Expense for such period comprised of interest on the St. James Subordinated Debt which is paid in kind (i.e., not paid in cash or payable in cash) minus (b) Unfinanced Capital Expenditures during such period to (ii) Fixed Charges for such period.

         Fixed Charges - for any fiscal period means the sum of scheduled principal payments required to be made during such period in respect to Senior Debt; provided, however, that (a) Fixed Charges shall not include the amount of payments of principal on the Diamondback Seller Note during such period which are paid in accordance with Section 8.2.5 hereof, and (b) in the event that Borrower receives funding of all of the Term Loan D, the First Additional Capital Contribution, the Term Loan E and the Second Additional Capital Contribution, then with respect to the calendar month in which the latest such funding thereof is made Fixed Charges shall not include fifty percent (50%) of the scheduled principal payments to Lender under the Term Notes which are due in such calendar month.

         Four Navistar Wireline Trucks - The following four motor vehicle cabs and chassis: (i) 1998 International Harvester Company Navistar 4900 single axle cab and chassis, serial number 1HTSDANW518734; (ii) 1999 International Harvester Corporation Eagle 9400 6x4 tandem axle cab and chassis, serial number 02HSFHAER6WC047753; (iii) 1999 International Harvester Company 9300 6x4 tandem axle cab and chassis, serial number 2HTFBAER8WC057181; and (iv) 1999 International Harvester Company 4900 4x2 single axle cab and chassis, serial number 1HTSDABN5XH597.

         GAAP - generally accepted account principles in the United States of America in effect from time to time.

         GECC - General Electric Capital Corporation, a New York corporation, its successors and assigns.

         GECC Amendment - the Amendment dated as of March 12, 1998 executed by and among GECC and Borrower pursuant to which GECC modifies the terms of that certain Master Security Agreement dated as of November 19, 1997, by and among GECC, as Secured Party, and Borrower, as Debtor, so as to release certain collateral designated by Lender.

         GECC Equipment - the equipment described in Exhibit S attached hereto, which is the same equipment covered by the GECC Security Agreement as amended by the GECC Amendment.

         GECC Security Agreement - that certain Master Security Agreement dated as of November 19, 1997, by and among GECC, as Secured Party, and Borrower, as Debtor.

         General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choices in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

         Guarantor  -  Any  Person  who  may  hereafter   guarantee  payment  or
     performance of the whole or any part of the Obligations.

         Guaranty Agreements - collectively, any and all continuing guaranty agreements which are executed by a Guarantor in form and substance satisfactory to Lender.

         Indebtedness - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; and (iii) in the case of Borrower (without duplication), the Obligations.

         Indemnified Persons - as defined in Section 11.2 of the Agreement.

         Interest Expense - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

         Inventory - all of Borrower's inventory, whether now owned or hereafter acquired, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

         Lien - any interest in Property  securing an  obligation  owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

         Loan Documents - the Agreement, the Other Agreements and the Security Documents.

         Loan Party - Borrower, each Guarantor and each other Person (other than Lender) who is at any time a party to any Loan Document.

         Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

         Losses - as defined in Section 11.2 of the Agreement.

         Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of Borrower or any Subsidiary of Borrower; (b) has any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or any material part thereof or the priority of such Liens; (d) materially impairs the ability of Borrower or any other Loan Party to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or
     (e) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

         Maximum Legal Rate - as defined in Section 2.1.3(A) of the Agreement.

         Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

         Mortgages - each respective mortgage or deed of trust to be executed by Borrower in favor of Lender, and by which Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon all real Property owned in fee by Borrower, including, without limitation, the real Property owned in fee by Borrower and located at Broussard (LaFayette), Louisiana, and Corpus Christi and Odessa, Texas.

         Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

         Navistar - Navistar Credit Corporation, a _______________ corporation, along with its successors and assigns.

         Obligations - all Loans, and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

         Original Term - as defined in Section 4.1 of the Agreement.

         Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

         Out-of-Formula Condition - at any date of determination thereof, a condition such that the outstanding principal amount of Revolving Credit Loans on such date exceeds the Borrowing Base on such date.

         Participant - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

         Permitted Lien - a Lien of a kind specified in Section 8.2.5 of the Agreement.

         Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         Petro Wireline - Nygren Investment Company, a New Mexico Limited Partnership, doing business as Petro Wireline Services.

         Phoenix - Phoenix Drilling Services, Inc., a Delaware corporation.

         Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

         Properly Contested - in the case of any Indebtedness of a Loan Party (including any Taxes) that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Loan Party; (iv) no Lien is imposed upon any of such Loan Party's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law); (v) if the Indebtedness results from the entry, rendition or issuance against a Loan Party or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Documents - the Asset Purchase Agreement between Black Warrior and Phoenix dated January 1, 1998 and all documents and instruments executed or delivered in connection therewith.

         Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Qualified Turnaround Consultant - as defined in Section 9.2.4 of the Agreement.

         Rentals - as defined in Section 8.2.13 of the Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

         Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

         (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

         (ii) Property to be used in the ordinary course of business;

         (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

         (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

         (v) investments in regular checking, "money-market" or like accounts, certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

         (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

         Revolving  Credit  Loan - a Loan made by Lender as  provided in Section
     1.1 of the Agreement.

         Schedule of Accounts - as defined in Section 6.2.1 of the Agreement.

         Second Additional Capital Contribution - The capital contribution described in section 9.2.5 hereof.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Security Documents - the Guaranty Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Senior Debt - means all Money Borrowed, excluding Subordinated Debt.

         Senior Interest Coverage Ratio - with respect to any period of determination, the ratio of (i) EBITDA for such period, to (ii) Interest Expense for such period in respect of all Senior Debt, all as determined in accordance with GAAP.

         SJMB - SJMB, L.P., a Delaware limited partnership, its successors and assigns.

         Solvent - as to any Person, such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Specified Five Offshore Skids - Those certain five offshore skids (exclusive of any and all tooling, other equipment or other goods located thereon, attached thereto or accessions thereto) specifically described on
     Exhibit V attached hereto and made a part hereof.

         St. James - St. James Capital Partners, L.P., a Delaware limited partnership, its successors and assigns.

         St. James Subordinated Debt - the Indebtedness in the aggregate principal amount of Fifteen Million Four Hundred Thousand Dollars ($15,400,000) owing collectively to St. James and SJMB and evidenced by the St. James Subordinated Debt Documents.

         St. James Subordinated Debt Documents - the Agreement for Purchase and Sale dated January 23, 1998 between Black Warrior and St. James, the Agreement for Purchase and Sale dated October 10, 1997 between Black Warrior and St. James, the Agreement for Purchase and Sale dated June 5, 1997 between Black Warrior and St. James, and all other agreements, instruments and documents evidencing the St. James Subordinated Debt.

         St. James Subordination Agreement - the Subordination Agreement dated as of March 16, 1998 executed by and between Lender, St. James and SJMB, together with any and all amendments, substitutions and modifications thereto.

         Subordinated Debt - Indebtedness of Borrower that is subordinated in right of payment and otherwise to the Obligations in a manner satisfactory to Lender pursuant to a written subordination agreement, in form and substance acceptable to Lender, executed by the holder thereof in favor of Lender.

         Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         Term Loan A - the Loan described in Section 1.2.1 of the Agreement.

         Term Loan B - the Loan described in Section 1.2.2 of the Agreement.

         Term Loan C - the Loan described in Section 1.2.3 of the Agreement.

         Term Loan D - the Loan described in Section 1.2.4 of the Agreement.

         Term Loan E - the Loan described in Section 1.2.5 of the Agreement.

         Term A Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan A, which shall be in the form of Exhibit A-1 to the Agreement.

         Term B Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan B, which shall be in the form of Exhibit A-2 to the Agreement.

         Term C Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan C, which shall be in the form of Exhibit A-3 to the Agreement.

         Term D Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan D, which shall be in the form of Exhibit A-4 to the Agreement.

         Term E Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan E, which shall be in the form of Exhibit A-5 to the Agreement.

         Term Notes - collectively, the Term A Note, the Term B Note, the Term C Note, the Term D Note and the Term E Note.

         Texas Finance Code - as defined in Section 2.1.3(A) of the Agreement.

         Total  Credit  Facility  -  Eighteen  Million  Two  Hundred  Eight-Four
     Thousand   Nine   Hundred    Thirty-Six   Dollars    Seventy-Seven    Cents
     ($18,284,936.77).

         Total Liabilities - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, less Subordinated Debt, plus all reserves for contingencies and all other potential liabilities for which no reserves have previously been established on such balance sheet, to the extent such amounts are not already classified as liabilities in accordance with GAAP.

         Total    Revolving    Credit   Facility   -   Eight   Million   Dollars
     ($8,000,000.00).

         Two GECC Wireline Trucks - The following two motor vehicle cabs and chassis: (i) 1998 International Harvester

     Corporation-Navistar 9400EX4 tandem axle cab and chassis, serial number and
     (ii) 1998 International Harvester Corporation IHC 4900 single axle cab and chassis, serial number 1htsdadn4wh492814.

         Unfinanced Capital Expenditures - for any fiscal period means, Capital Expenditures not financed by: (i) Purchase Money Indebtedness, (ii) the issuance of capital stock pursuant to Section 8.2.8 hereof, or (iii) the issuance of Subordinated Debt pursuant to Section 8.2.8 hereof.

         Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Wherever the phrase "including" shall appear in the Agreement, such word shall be understood to mean "including, without limitation."

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